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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

National Health Investors, Inc.
Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 18, 2005, relating to the consolidated financial statements, the effectiveness of National Health Investors, Inc.'s internal control over financial reporting, and schedules of National Health Investors, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
-----------------------

BDO Seidman, LLP
Memphis, Tennessee
August 1, 2005

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